Exhibit 2
                                                           ---------

                          REGISTRATION RIGHTS AGREEMENT

                                     between

                         GENERAL INSTRUMENT CORPORATION,

                                 GI CORPORATION

                               INSTRUMENT PARTNERS

                                       and

                    FORSTMANN LITTLE & CO. SUBORDINATED DEBT
                   AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP-IV



                            Dated as of April 6, 1992



          REGISTRATION RIGHTS AGREEMENT, dated as of April 6, 1992, between GENERAL INSTRUMENT CORPORATION, a Delaware corporation ("Parent"), GI CORPORATION, a Delaware corporation (the "Company") and wholly owned subsidiary of Parent, INSTRUMENT PARTNERS, a New York limited partnership ("Instrument Partners"), and FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP-IV, a New York limited partnership ("MBO-IV"). (MBO-IV and Investment Partners are individually referred to as a "Forstmann Little Company" and collectively referred to as the "Forstmann Little Companies ".)

          Parent is proposing to register and offer to the public shares of Common Stock, par value $.01 per share, of Parent. The proposed offering of shares to the public (the "Offering") will be made pursuant to a registration statement on Form S-1 to be filed by Parent to register such shares under the Securities Act (as defined below). Parent Intends to contribute the net proceeds from the Offering to the Company, which would use such net proceeds to repay a portion of its outstanding bank indebtedness.

          Instrument Partners and MBO-IV each own shares of Common Stock (as hereinafter defined). If either of the Forstmann Little Companies desires to sell shares of Common Stock after the Offering, it may be necessary to register such shares under the Securities Act. In addition, Parent has entered into certain subscription agreements and stock option agreements (and upon exercise of the option thereunder, will enter into stockholder's agreements) with each of the Management Investors (as hereinafter defined). Pursuant to the terms of such subscription agreements, stock option agreements and stockholder's agreements, the Management Investors generally have the right to participate proportionately (and the Forstmann Little Companies must allow such persons to participate proportionately) in any public offering of all or a portion of the shares of Common Stock owned by the Forstmann Little Companies. The number of shares of Common Stock held by any Management Investor to be so included in any such public offering shall be determined in accordance with the subscription agreement, stock option agreement or stockholder's agreement, as the case may be, between such Management Investor and Parent. Pursuant to the terms of such subscription agreement, option agreement or stockholder's agreement, Parent must cause such shares to be included in any such public offering.

          In view of the foregoing and in consideration of the services provided by the General Partner of Instrument Partners and MBO-IV, together with Forstmann Little Co., in negotiating and assisting in the registration of Parent's Shares of Common Stock in the Offering and in negotiating with the Company's bank lenders, Parent hereby grants to the Forstmann Little Companies certain registration and other rights with respect to their shares of Common Stock.

          Accordingly, the parties hereto agree as follows:

          1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Parent, as may be amended hereafter from time to time.

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Common Stock" means any Common Stock, par value $.0l per share, of Parent now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of Parent which may be issued on or after the date hereof (i) in respect of, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of Parent or otherwise, or (ii) in exchange for Class B Common Stock, par value $.01 per share, of the Company pursuant to the Certificate of Incorporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Management Investor" means each Person who, at the time of any registration of Common Stock hereunder, has the right under a subscription agreement, stock option agreement or stockholder's agreement with Parent to participate in any public offering of all or a portion of the shares of Common Stock owned by the Forstmann Little Companies.

          "Person" means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

          "Registrable Securities" means (i) any shares of Common Stock owned by the Forstmann Little Companies on the date of this Agreement, (ii) any shares of Common Stock issued pursuant to the terms of a subscription agreement, issuable upon exercise on an option pursuant to the terms of a stock option agreement or held pursuant to the terms of a stockholder's agreement, as the case may be, between any Management Investor and Parent, and (iii) any Common Stock issued with respect to the Common Stock referred to in clauses (i) or (ii) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities
(a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of them shall not require registration of them under the Securities Act, or (c) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act. Any certificate evidencing the Registrable Securities shall bear a legend stating that the securities have not been registered under the securities Act and setting forth or referring to the restrictions on transferability and sale of the securities.

          "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to
Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Forstmann Little Companies in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for Parent and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and the fees and expenses of counsel to the Forstmann Little Companies; provided, however, that Registration Expenses shall exclude and the Forstmann Little Companies and the Management Investors shall pay underwriting discounts and commissions in respect of the Registrable Securities being registered.

          "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          2.   Registration Under Securities Act, etc.
               ---------------------------------------

               2.1  Registration on Request.
                    ------------------------

                    (a) Request. At any time or from time to time, the Forstmann Little Companies, individually and jointly, shall have the right to require Parent to effect the registration under the Securities Act of all or part of the Registrable Securities, by delivering a written request therefor to Parent specifying the number of shares of Registrable Securities and the intended method of distribution. Parent shall, as expeditiously as possible, use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if Parent is then eligible to use such a registration) of the Registrable Securities which Parent has been so requested to register by the Forstmann Little Companies, for distribution in accordance with the intended method of distribution set forth in the written request delivered by the Forstmann Little Companies, and (ii) if requested by the Forstmann Little Companies, obtain acceleration of the effective date of then registration statement relating to such registration.

                    (b) Registration of Other Securities. Whenever Parent shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by any Forstmann Little Company and any Management Investors of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless the Forstmann Little Company or Companies so registering Registrable Securities shall have consented in writing to the inclusion therein of such other securities, which consent may be subject to terms and conditions determined by such Forstmann Little Company or Companies in its or their sole discretion.

                    (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by Parent and as shall be reasonably acceptable to the Forstmann Little Companies. Parent agrees to include in any such registration statement all information which, in the opinion of counsel to the Forstmann Little Companies and counsel to Parent, is required to be included.

                    (d) Expenses. Parent will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

                    (e) Effective Registration Statement. A
registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 120 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Forstmann Little Companies and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Forstmann Little Companies.

                    (f) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Forstmann Little Companies.

                    (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise the Forstmann Little Companies that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Forstmann Little Companies, then the Forstmann Little Companies shall have the right to notify Parent in writing that they have determined that the registration statement be abandoned or withdrawn, in which event Parent shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which the Forstmann Little Companies are entitled pursuant to this Section 2.1.

                    (h) Limitations on Registration on Request. The Forstmann Little Companies shall be entitled to require Parent to effect, and Parent shall be required to effect, six registrations pursuant to this Section 2.1, provided, however, that the aggregate offering value of the shares to be registered shall be at least $25,000,000 unless the Forstmann Little Companies then own shares with a value less than $25,000,000.

                    (i) Postponement. Parent shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if Parent determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving Parent or any subsidiary, or would require premature disclosure thereof, and promptly gives the Forstmann Little Companies written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If Parent shall so postpone the filing of a registration statement, the Forstmann Little Companies shall have the right to withdraw the request for registration by giving written notice to Parent at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Forstmann Little Companies are entitled pursuant to this Section 2.1.

               2.2  Incidental Registration.
                    -----------------------

                    (a) Right to Include Registrable Securities. If Parent at any time proposes to register any of its securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, it will each such time give prompt written notice to the Forstmann Little Companies of its intention to do so and of the Forstmann Little Companies' rights under this Section 2.2. Upon the written request of the Forstmann Little Companies (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Forstmann Little Companies and the Management Investors), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (15 days if Parent states in such written notice or gives telephonic notice to the Forstmann Little Companies, with written confirmation to follow promptly thereafter, stating that
(i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), Parent shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Parent has been so requested to register by the Forstmann Little Companies; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register or to delay registration of such securities, Parent shall give written notice of such determination and its reasons therefor to the Forstmann Little Companies and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of Parent to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Forstmann Little Companies to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this
Section 2.2 shall relieve Parent of its obligation to effect any registration upon request under Section 2.1. Parent will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

                    (b) Right to Withdraw. The Forstmann Little
Companies shall have the right to withdraw their request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time by giving written notice to Parent of its request to withdraw.

                    (c) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform Parent by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then Parent shall include in such registration, to the extent of the number and type which Parent is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the "Section 2.2 Sale Amount"), (i) all of the securities proposed by Parent to be sold for its own account; (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, the Registrable Securities requested by the Forstmann Little Companies to be included in such registration pursuant to Section 2.2 (a) (including Registrable Securities held by Management Investors); and (iii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other securities of Parent requested to be included in such registration by any holder thereof, including, in the case where such registration in to be effected as a result of the exercise by a holder of Parent's securities of such holder's right to cause such securities to be so registered, the securities of such holder.

                    (d) Plan of Distribution. Any participation by holders of Registrable Securities in a registration by Parent shall be in accordance with Parent's plan of distribution, provided that the Forstmann Little Companies shall have the right to select the co-managing underwriter.

               2.3 Registration Procedures. If and whenever Parent in required to use its best efforts to affect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, Parent shall as expeditiously as possible:

          (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, Parent shall furnish such documents to the Forstmann Little Companies and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Forstmann Little Companies, each underwriter and their respective counsel; and provided, further, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective data of the registration statement relating thereto;

          (b) notify the Forstmann Little Companies of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 120 days;

          (c) furnish, without charge, to the Forstmann Little Companies and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Forstmann Little Companies and such underwriters may reasonably request;

          (d) use its best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Forstmann Little Companies or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Forstmann Little Companies to consummate the disposition in such jurisdictions of the securities to be sold by the Forstmann Little Companies, except that Parent shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Parent and counsel to the Forstmann Little Companies to consummate the disposition of such Registrable Securities;

          (f) furnish to the Forstmann Little Companies and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of

               (i) an opinion of counsel for Parent, and

               (ii) a "comfort" letter signed by the independent public accountants who have certified Parent's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants' comfort letter, such other financial matters, as the Forstmann Little Companies, or the underwriters, may reasonably request;

          (g) promptly notify the Forstmann Little Companies and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective;
     (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Forstmann Little Companies promptly prepare and furnish to the Forstmann Little Companies and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of Parent contemplated by
     Section 2.4(a) or (b) hereof cease to be true and correct;

          (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Forstmann Little Companies a copy of any amendment or supplement to such registration statement or prospectus;

          (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be Parent) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

          (j) (i) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by Parent are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

          (k) deliver promptly to counsel to the Forstmann Little Companies and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and Parent, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

          (1) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

          (n) make available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of Parent's and the Company's businesses) in their marketing of Registrable Securities.

Parent may require the Forstmann Little Companies to furnish Parent such information regarding the Forstmann Little Companies and the distribution of the Registrable Securities as Parent may from time to time reasonably request in writing.

          The Forstmann Little Companies agree that upon receipt of any notice from Parent of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 2.3, each of the Forstmann Little Companies will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.3 and, if so directed by Parent, will deliver to Parent (at Parent's expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Forstmann Little Companies of their securities is discontinued pursuant to the foregoing sentence, Parent shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Forstmann Little Companies shall have received copies of the supplemented or amended prospectus contemplated by paragraph
(g)(v) of this Section 2.3; and, if Parent shall not so extend such period, the Forstmann Little Companies' request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Forstmann Little Companies are entitled pursuant to Section 2.1 hereof.

               2.4  Underwritten Offerings.
                    ----------------------

                    (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Forstmann Little Companies (and any Management Investors) pursuant to a registration requested under Section 2.1, Parent shall enter into a customary underwriting agreement with a managing underwriter or underwriters which is selected by the Forstmann Little Companies. Such underwriting agreement shall be satisfactory in form and substance to the Forstmann Little Companies and shall contain such representations and warranties by, and such other agreements on the part of, Parent and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.6 hereof. The Forstmann Little Companies shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such underwriters shall also be made to and for the benefit of the Forstmann Little Companies and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Forstmann Little Companies. Neither Forstmann Little Company shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Forstmann Little Company, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of either Forstmann Little Company to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that it derives from such registration.

                    (b) Incidental Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if Parent shall have determined to enter into any underwriting agreements in connection therewith, all of the Forstmann Little Companies' Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Forstmann Little Companies may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such underwriters shall also be made to and for the benefit of the Forstmann Little Companies and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Forstmann Little Companies. Neither Forstmann Little Company shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Forstmann Little Company, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of either Forstmann Little Company to any underwriter or other person under such underwriting agreement shall be limited to liability arising from misstatements in or omissions from its representations and warranties and shall be limited to an amount equal to the net proceeds that it derives from such registration.

               2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, Parent will give the Forstmann Little Companies, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of Parent with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Forstmann Little Companies' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               2.6  Indemnification.
                    ---------------

                    (a) Indemnification by Parent and the Company. Parent and the Company agree, jointly and severally, that in the event of any registration of any securities of Parent under the Securities Act, each of Parent and the Company will, and hereby does, indemnify and hold harmless each Forstmann Little Company, its respective directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Forstmann Little Company or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Forstmann Little Company or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by Parent of any federal, state or common law rule or regulation applicable to Parent and relating to action required of or inaction by Parent in connection with any such registration, and each of Parent and the Company will reimburse such Forstmann Little Company and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Parent and the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by or on behalf of the Forstmann Little Companies or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that Parent shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of either Forstmann Little Company or any such director, officer, partner, agent or affiliate or controlling Person and shall survive the transfer of such securities by such Forstmann Little company.

                    (b) Indemnification by the Forstmann Little
Companies. As a condition to including any Registrable Securities in any registration statement, Parent shall have received an undertaking reasonably satisfactory to it from each Forstmann Little Company so including any Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph
(a) of this Section 2.6) Parent, and each director of Parent, each officer of Parent and each other Person, if any, who controls Parent within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent through an instrument duly executed by such Forstmann Little Company specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling person and shall survive the transfer of such securities by such Forstmann Little Company.

                    (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                    (d) Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Forstmann Little Companies" obligations to contribute as provided in this subsection (d) are several and not joint and shall be in proportion to the relative value of their respective Registrable Securities covered by such registration statement. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than Parent and the Company) shall be required to contribute any amount in excess of the net proceeds received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                    (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by Parent, the Company and the Forstmann Little Companies with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by any of the Forstmann Little Companies.

                    (f) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               2.7 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this
Section 2, Parent shall (i) facilitate the timely preparation and delivery to the Forstmann Little Companies, the Management Investors and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Forstmann Little Companies, the Management Investors or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

               2.8 Limitation on Sale of Securities. Parent hereby agrees that if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2 hereof, and if such previous registration shall not have been withdrawn or abandoned, (i) Parent shall not effect any public or private offer, sale or distribution of its securities or effect any registration of any of its equity securities under the Securities Act (other than a registration on Form S-8 or any successor or similar form which is then in effect), whether or not for sale for its own account, until a period of 90 days (or such shorter period as the Forstmann Little Companies shall be advised by their managing underwriter) shall have elapsed from the effective date of such previous registration, and Parent shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities; and (ii) Parent shall use its best efforts to cause each holder of its equity securities purchased from Parent at any time after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

               2.9 No required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Forstmann Little Companies to sell any Registrable Securities pursuant to any effective registration statement.

               3. Rule 144. Parent shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of either Forstmann Little Company, Parent will deliver to such holder a written statement as to whether it has complied with such requirements.

               4. Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

               5. Management Investors. The parties hereto acknowledge and agree that no Management Investor has any right to request registration of the Common Stock held by such Management Investor or to participate in any registration of securities by Parent, other than in accordance with the terms of the subscription agreement, option agreement or stockholder's agreement, as the case may be, between such Management Investor and Parent, pursuant to which such Management Investor generally has the right to participate proportionately in any public offering of all or a portion of the shares of Common Stock owned by the Forstmann Little Companies.

               6. Adjustments. In the event of any change in the capitalization of Parent as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Agreement shall be appropriately adjusted. Parent agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Forstmann Little Companies or the Management Investors to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. Parent agrees that it will take all reasonable steps necessary to effect a combination or subdivision of shares if in the reasonable judgment of the Forstmann Little Companies such combination or subdivision would enhance the marketability of the Registrable Securities.

               7. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

          (a) If to MBO-IV or Instrument Partners, to it:

          c/o Forstmann Little & Co.
          767 Fifth Avenue, 44th Floor
          New York, New York 10153
          Attention:  Mr. Steven B. Klinsky

          With a copy to:
          Fried, Frank, Harris, Shriver
          & Jacobson
          One New York Plaza
          New York, New York 10004
          Attention:  David J. Greenwald

          (b) If to General Instrument Corporation, to:

          General Instrument Corporation
          181 West Madison Street
          Chicago, Illinois 60602
          Attention: General Counsel

               8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Parent. Either Forstmann Little Company may, at its election, at any time or from time to time, assign its rights under this Agreement, in whole or in part, to any purchaser of shares of Common Stock held by it.

               9. Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

               10. No Inconsistent Agreements. Parent will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Forstmann Little Companies in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with the offering or any offering effected hereunder, pursuant to which Parent shall agree not to register for sale, and Parent shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the Offering. Parent has not previously entered into any agreement with respect to its securities granting any registration rights to any Person other than the registration rights granted pursuant to this Agreement and pursuant to the subscription agreements, stock option agreements and stockholder's agreement between Parent and the Management Investors. The rights granted to the Forstmann Little Companies hereunder do not in any way conflict with and are not inconsistent with any other agreements to which Parent is a party or by which it is bound. Parent further agrees that if any other registration rights agreement entered into after the date of this Agreement with respect to any of its securities contains terms which are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are (insofar as they are applicable) to the Forstmann Little Companies, then the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by Parent or the Forstmann Little Companies so that the Forstmann Little Companies shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

               11. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

               12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 7 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

               14. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

               15. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               16. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                            GENERAL INSTRUMENT CORPORATION


                            By:
                               ----------------------------
                                 Title:


                            GI CORPORATION


                            By:
                               ----------------------------
                                 Title:


                            INSTRUMENT PARTNERS

                            By:  FLC XXII Partnership,
                                 its General Partner


                            By:
                               ----------------------------
                                 A General Partner


                            FORSTMANN LITTLE & CO.
                            SUBORDINATED DEBT AND EQUITY
                            MANAGEMENT BUYOUT PARTNERSHIP-IV

                            By:  FLC Partnership, its General Partner


                            By:
                               ----------------------------
                                 A General Partner